As filed with the Securities and Exchange Commission on May 11, 2007
Registration No. 333-76823

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

AMB Property Corporation
(Exact name of registrant as specified in its charter)
Maryland
(State or other jurisdiction of incorporation or organization)
94-3281941
(I.R.S. Employer Identification Number)
Pier 1, Bay 1
San Francisco, CA 94111
(415) 394-9000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Tamra D. Browne, Esq.
Senior Vice President and General Counsel
AMB Property Corporation
Pier 1, Bay 1
San Francisco, CA 94111
(415) 394-9000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Laura L. Gabriel, Esq.
Latham & Watkins LLP
505 Montgomery Street, Suite 2000
San Francisco, CA 94111
(415) 391-0600

     Approximate date of commencement of proposed sale to the public: N/A
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

     This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3, File No. 333-76823, of AMB Property Corporation (the “Registrant”) filed with the Commission on April 22, 1999, as amended by Pre-Effective Amendment No. 1 thereto filed on July 8, 1999 (the “Registration Statement”). Pursuant to the Registration Statement, the Registrant registered six million (6,000,000) shares of its common stock, par value $0.01 per share (“Common Stock”), for issuance pursuant to the Registrant’s Dividend Reinvestment and Direct Purchase Plan (the “Plan”). The Plan has been terminated effective March 20, 2007 and no additional shares of Common Stock shall be issued under the Plan. Accordingly, the Registrant is filing this Post-Effective Amendment No. 1 to deregister the shares of Common Stock registered pursuant to the Registration Statement which have not been issued.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 10th day of May 2007.

AMB Property Corporation
By:	/s/ Hamid R. Moghadam
	Name:	Hamid R. Moghadam
	Title:	Chairman of the Board and Chief Executive Officer

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Hamid R. Moghadam
Hamid R. Moghadam	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	May 10, 2007

Afsaneh M. Beschloss	Director	May , 2007

/s/ T. Robert Burke
T. Robert Burke	Director	May 10, 2007

/s/ David A. Cole
David A. Cole	Director	May 10, 2007

/s/ Lydia H. Kennard
Lydia H. Kennard	Director	May 10, 2007

/s/ J. Michael Losh
J. Michael Losh	Director	May 10, 2007

/s/ Frederick W. Reid
Frederick W. Reid	Director	May 10, 2007

/s/ Jeffrey L. Skelton
Jeffrey L. Skelton	Director	May 10, 2007

/s/ Thomas W. Tusher
Thomas W. Tusher	Director	May 10, 2007

/s/ Thomas S. Olinger
Thomas S. Olinger	Chief Financial Officer (Principal Financial Officer)	May 10, 2007

/s/ Nina A. Tran
Nina A. Tran	Chief Accounting Officer and Senior Vice President (Principal Accounting Officer)	May 10, 2007